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                                                                     EXHIBIT 5.1

                       B A R A T T A & G O L D S T E I N
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
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Joseph P. Baratta         Facsimile: (212) 750-8290
Howard J. Goldstein       102540,3414@COMPUSERVE.COM
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Louis R. Aidala                   OF COUNSEL
Joan Palermo                 Margaret M. Stanton
Joseph A. Baratta*              Linda Maryanov
                             Samuel M. Greenfield

* Admitted in NY and
NJ
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                                          October 11, 1996

Gentlemen:

    We have acted as counsel for Laser Master International, Inc., a New York corporation (herein called the "Company") in connection with the proposed sale by selling stockholders of 3,422,372 shares of common stock par vale $.01 and 1,175,000 underlying shares of Common Stock with respect to warrants and options issued by the Company.

    As counsel for the Company, we have examined the minute books of the Company together with copies of its Certificate of Incorporation, as amended, and By-Laws. We have also examined the proposed Registration Statement on Form S-3 as amended by Amendments No.1 and No.2 on Form S-1 as filed with the Securities and Exchange Commission, and the exhibits to said Registration Statement. Based on the foregoing and our examination of such other documents as we have deemed pertinent, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing and in good standing under and by virtue of the laws of the State of New York.

2. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.01 per share, and there is presently outstanding and issued 10,297,028 shares of common stock fully paid and non assessable:
    The 3,422,372 shares of common stock, par value $.01, which are the subject of the Registration Statement have been authorized and validly issued and are fully paid non-assessable shares to common stock of the Company.

3. The 800,000 warrants to purchase 800,000 shares of Common Stock, and 375,000 options to purchase 375,000 shares of common stock (an aggregate of 1,175,000 shares of Common Stock) have been duly authorized and reserved and are legally valid and binding obligations of the Company authorized in accordance with their terms and upon exercise and payable by the holders of the warrants and options will result in the issuance of fully paid and non assessable common stock by the Company.
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    We hereby consent to being named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

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                                              Very truly yours,

                                              Baratta & Goldstein

                                              By:        /s/ JOSEPH A. BARATTA
                                                         --------------------------------------------
                                                         Joseph A. Baratta
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